Exhibit 99.1
E*TRADE Financial Corporation
A Delaware corporation
(the “Company”)

CORPORATE GOVERNANCE GUIDELINES

           The Board of Directors (the “Board”) of the Company has adopted the following Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders.  The Guidelines should be applied in a manner consistent with all applicable laws, rules and the Company’s charter and bylaws, each as amended and in effect from time to time.  The Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and not as a set of legally binding obligations.  The Board may modify or make exceptions to the Guidelines from time to time in its discretion and consistent with its duties and responsibilities to the Company and its stockholders.

These Guidelines were originally adopted by the Board of the Company on March 3, 2004, and amended on February 14, 2006, February 13, 2007, May 16, 2008, January 20, 2009, May 9, 2012, May 8, 2013 and May 6, 2014.

A.           Director Responsibilities

1.
Advise and Oversee Management.  The Board acts as the ultimate policy and decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company.  The directors’ responsibilities include:

●	reviewing and approving fundamental operating, financial and other corporate plans, strategies and objectives;

●	evaluating the performance of the Company and its senior executives and taking appropriate action, including removal, when warranted;

●	evaluating the Company’s compensation programs on a regular basis and determining the compensation of its senior executives;

●	reviewing and approving senior executive succession plans;

●	evaluating whether corporate resources are used only for appropriate business purposes;

●
establishing a corporate environment that promotes timely and effective disclosure (including robust and appropriate controls, procedures and incentives), fiscal accountability, high ethical standards and compliance with all applicable laws and regulations;

●	reviewing and approving the Company’s policies and practices with respect to risk assessment, risk management, compliance and internal controls;

●	reviewing and approving material transactions and commitments not entered into in the ordinary course of business;

●	developing a corporate governance structure that allows and encourages the Board to fulfill its responsibilities;

●	providing advice and assistance to the Company’s senior executives; and

●	evaluating the overall effectiveness of the Board and its committees.

2.
Exercise Business Judgment.  In discharging their fiduciary duties, directors are expected to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders.

3.
Company Performance and Corporate Strategy.  Directors are expected to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company, including the following:

●	the principal operational and financial objectives, strategies and plans of the Company;

●	the financial performance of the Company, with a particular focus on peer and competitive comparisons;

●
the long-term strategies of the Company and assessments of its strategic, competitive and financial performance, on both an absolute basis and in relation to the financial performance, practices and policies of its peers and competitors;

●	the factors that determine the Company’s success; and

●	the risks and challenges that affect the Company’s business and prospects.

4.
Establish Effective Systems.  Directors are responsible for determining that effective systems are in place for the periodic and timely reporting to the Board on important matters concerning the Company, including the following:

●	current business and financial performance, the degree of achievement of approved objectives and the need to address forward-planning issues;

●	future business prospects and forecasts, including actions, facilities, personnel and financial resources required to achieve forecasted results;

●	financial statements, with appropriate segment or divisional breakdowns;

●	risk management such that the Company adheres to its established risk management framework and risk profile;

●	compliance programs to assure the Company’s compliance with corporate policies and applicable laws and regulations; and

●	material litigation and governmental and regulatory matters.

5.
Board, Stockholder and Committee Meetings.  Directors are responsible for attending and participating in Board meetings and meetings of the committees on which they serve.  Directors are responsible for preparing themselves for these meetings and devoting the time needed to discharge their responsibilities properly.  Directors are encouraged to attend the annual meeting of stockholders.

6.	Reliance on Management and Advisors; Indemnification.

a.
In carrying out their responsibilities, the Board may also select, retain and terminate special risk management, legal, financial, accounting, compliance, audit or other professions advisors (“Advisors”), such selection to be coordinated by the Chair of the Board (or the Lead Director, if applicable) and the General Counsel of the Company.  The Company shall be responsible for all costs and expenses incurred by the Advisors retained by the Board; provided, that the Chair of the Board (or, if applicable, the Lead Director), reviews and approves all invoices of the Advisors prior to their submission to the Company for payment.

b.
The directors are entitled to rely in good faith on the findings of fact, advice, reports and opinions of its Advisors  and of management as well as any legal, accounting or other advisors retained by the Company as to matters the directors reasonably believe are within the advisor’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

c.	Each director is also entitled to Company-provided indemnification, statutory exculpation to the fullest extent provided under applicable state law and directors’ and officers’ liability insurance.

B.           Director Qualifications

1.	General Criteria. Each director should have the following characteristics:

a.	a reputation for integrity, honesty and adherence to high ethical standards;

b.
the business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and the willingness and ability to contribute positively to the decision-making process of the Company;

c.	a commitment to understanding the Company’s core businesses within the financial services industry and to regularly attend and participate in meetings of the Board and its committees;

d.
the ability to understand potentially conflicting interests of the various constituencies of the Company, which may include stockholders, employees, customers, governmental entities, creditors, vendors and the general public and to act in the best interests of the franchise as a whole;

e.
should not have, nor appear to have, a conflict of interest that would impair his or her general ability to represent the interests of the Company’s stockholders and to fulfill his or her responsibilities of a director; and

f.	an ability to generally fulfill his or her duties and responsibilities as set forth in these Guidelines.

2.
Independence.  A majority of the Board shall be composed of directors who are “independent” according to standards of The NASDAQ Stock Market and the Company (to the extent the Company maintains standards that are more stringent).  The Governance Committee of the Board (the “Governance Committee”) shall make an affirmative determination at least annually as to the independence of each director.  In making this determination, the Governance Committee will rely on the categorical standards found in Annex A, as well as all relevant facts and circumstances.

3.
Composition of the Board.  The backgrounds and qualifications of the directors considered as a group should provide a significant breadth and diversity of experience, professional expertise, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

4.
Application of Criteria to Existing Directors.  The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth in these Guidelines and as established from time to time by the Governance Committee.  In addition, the Governance Committee shall consider the existing directors’ performance on the Board and any committee thereof, which shall include among other considerations the extent to which the directors undertook continuing director education.

5.
Advance Resignation.  Following his or her election or re-election to the Board, each director shall submit a contingent resignation in writing to the Chair of the Governance Committee. The resignation shall become effective only if the director fails to receive a majority of the votes cast with respect to the director’s election in an election governed by Section 1.07(b) of the Company’s Bylaws and the Board accepts the resignation.

6.
Resignation and Replacement of Unsuccessful Incumbent Director.  If an incumbent director fails to receive a majority of the votes cast with respect to the director’s election in an election governed by Section 1.07(b) of  the Company’s Bylaws, the Governance Committee will determine on an expedited basis whether to recommend acceptance of the Director’s resignation and will submit its recommendation for prompt consideration by the Board. The Board will consider the Governance Committee’s recommendation, take action and publicly disclose (by press release and a filing with the Securities and Exchange Commission) its decision and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the stockholder vote. The Governance Committee, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  The Board expects any unsuccessful incumbent director to excuse himself or herself from participating in the consideration of his or her resignation by either the Governance Committee or the Board. If the resignation of the unsuccessful incumbent director is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

7.
Changes in Primary Employment.  If a director significantly changes his or her primary employment during his or her tenure, that director shall tender his or her contingent resignation to the Chair of the Governance Committee. Although the Governance Committee may find that the new circumstances do not warrant the resignation of the director, it shall nonetheless consider the question and formally recommend to the Board whether to accept or reject the director’s resignation.  The Board will consider the Governance Committee’s recommendation and take action accordingly.

8.
Tenure.  Although the Board has determined that explicit age and term limits for its members are unnecessary, the Governance Committee shall periodically review the tenure of directors, in connection with its procedures for the selection and nomination of directors, to ensure the presence of diverse viewpoints and ideas on the Board.  Each newly elected director shall commit to serving on the Board for a minimum of three years, subject to his or her re-election.

9.
Simultaneous Service on Other Boards.  A director shall limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to the Board and the Company, including preparing for and attending meetings.  Directors should notify the Governance Committee of proposed service on other boards of directors, or with government or advisory groups, that might place an undue burden on the directors’ time. When practicable, such notice will be given prior to accepting invitations to serve, so as to give the Governance Committee a chance to evaluate the appropriateness of continued Board membership under the proposed circumstances and to make a recommendation to the Board. If the Board determines that the member cannot effectively serve both the Board and the new position, the Chair of the Board (or the Lead Director, if applicable) will request the member’s resignation and, if so requested, the member shall tender his or her resignation or decline the invitation to serve in the other position.  The Board has determined that generally, any Board member who is not otherwise employed full-time shall be permitted to serve on the Board and up to three additional public company boards of directors; and any Board member who is employed full-time or is serving as Chair of the Board shall be permitted to serve on the Board and up to two additional public company boards of directors.

10.
Conflicts of Interest.  If an actual, potential or apparent conflict of interest develops because of a change, either in the business of the Company or a subsidiary, or in a director’s circumstances (such as a change creating significant and ongoing competition between the Company and a business with which the director is affiliated), the director shall report the matter immediately to the Governance Committee for evaluation and appropriate resolution.  If a director has a personal interest in a matter before the Board, he or she shall disclose the interest to the full Board, and recuse himself or herself from participation in any deliberation, decision or vote on the matter.  For purposes of this policy, a director may have a “personal interest” in a matter if he or she has, directly or indirectly, through business, investment or family:

a.	a 5% or more ownership or investment interest in any entity with which the Company has a transaction or arrangement;

b.	a compensation arrangement with any entity or individual with which Company has a transaction or arrangement; or

c.	a potential 5% or more ownership or investment interest in, or compensation arrangement with, any entity or individual with which the Company is negotiating a transaction or arrangement.

For purposes of this section, compensation includes direct and indirect remuneration as well as gifts or favors that are not insubstantial.  A “personal interest” is not necessarily a conflict of interest.

11.
Director Equity Ownership.  The Board believes that directors should hold meaningful equity ownership positions in the Company to help align the interests of directors with those of stockholders. Non-employee directors are expected (but not required) to be beneficial owners of shares of the Company’s common stock with a market value equivalent to at least two years’ annual cash retainer fees applicable to all directors (as adjusted from time to time), within two years of joining the Board. Until a director has met this equity ownership guideline, he or she is expected to hold any stock acquired by exercise of a stock option or vesting of restricted stock, net of the shares sold to cover the cost of acquisition and any tax obligation.

12.
Board Size.  Although the Board considers its present size to be appropriate, it may consider expansions or contractions to accommodate new circumstances and any changes in the Company’s business. At least annually, the Governance Committee considers the question of Board size and makes recommendations to the Board.

13.
Role and Responsibilities of Chair of the Board.  The Board shall appoint one of its members to serve as Chair of the Board to serve at its pleasure.  The Chair of the Board shall preside at all meetings of the Board, and shall:

a.	supervise the carrying out of the policies adopted or approved by the Board;

b.	have general powers, as well as specific powers conferred by these Guidelines and the Bylaws of the Company;

c.	oversee that the Board acts with the requisite independence, objectivity and due care in fulfilling its responsibilities set forth under these Guidelines; and

d.	have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned, by the Board.

14.
Separate Chair of the Board and Chief Executive Officer roles.  The Board has determined to separate the roles of Chair of the Board and Chief Executive Officer of the Company (“CEO”), but shall periodically assess the Board’s leadership structure, including whether these roles shall remain separate and whether the Board’s leadership structure is appropriate given the specific characteristics of the Company.

15.
Role and Responsibilities of the Lead Director.   If the positions of CEO and Chair of the Board are ever combined, the non-management directors are expected to elect a Lead Director from among their number.   The term of the Lead Director shall coincide with positions of Chair of the Board and CEO remaining combined, provided that any Lead Director may be removed from the position of Lead Director by the Board at any time, with or without cause.

a.           Role and Responsibilities of the Lead Director. The Lead Director shall:

(1)
ensure that the Board acts with the requisite independence, objectivity, and due care in fulfilling its duties and responsibilities under the Guidelines, the Company Bylaws and applicable law and regulations.

(2)	serve as principal liaison on Board-wide issues between the non-management directors and the Chair of the Board.

(3)	have general powers, as well as specific powers conferred by these Guidelines.

(4)	have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board.

b.
Service on Board Committees.   The Lead Director (and not the Chair of the Board when the Chair of the Board and CEO positions are combined) shall participate as an ex officio member of all standing committees of the Board in which the Lead Director is not a standing member.  The Lead Director shall attend all committee meetings (whether as a member or ex officio member) as appropriate and ensure that the committees are working effectively from the standpoint of the non-management directors.

C.           Board Meetings

1.
Selection of Agenda Items.  The Chair of the Board (or the Lead Director, if applicable), in consultation with the Company’s management, establishes the agenda for each Board meeting and chairs the meeting.  Directors are encouraged to suggest agenda items for meetings and the Chair of the Board (or the Lead Director, if applicable) in general shall honor such requests.

2.
Frequency and Length of Meetings.  The Chair of the Board (or the Lead Director, if applicable), in consultation with the Company’s management and the members of the Board, shall determine the frequency and length of the Board meetings.  Special meetings may be called from time to time as determined by the needs of the business in accordance with the Company’s Bylaws and Delaware law.

3.
Advance Distribution of Materials.  The Chair of the Board (or the Lead Director, if applicable), in consultation with management, shall ensure that any written materials which would assist directors in preparing for a Board or committee meeting be distributed to the directors in advance of the meeting to the extent possible and directors are expected to review any such materials prior to the meeting.

4.
Executive Sessions.  The Company’s non-management directors shall regularly schedule and hold executive sessions in which management does not participate. The Chair of the Board (or the Lead Director, if applicable) shall chair these sessions which shall be held at least quarterly.

5.
Attendance of and Participation by Non-Directors at Board Meetings.  The Board shall receive a report from the Company’s Chief Financial Officer (or his or her designee) regarding the Company’s financial condition, at least on a quarterly basis.  The Board encourages the senior executives of the Company to invite, from time to time, Company personnel into Board meetings who (a) can make presentations or provide additional insight into the items being discussed or (b) should be given exposure to the Board due to their potential to become prospective leaders of the Company.

D.           Board Committees

1.
Key Committees.  The Board may delegate its powers and responsibilities to its committees.  At all times, the Board shall have an Audit Committee, a Compensation Committee and a Governance Committee.  Only independent directors serve on these three committees.   The Board also shall have a Risk Oversight Committee which shall be comprised of a majority of independent directors.  Committee members are appointed by the Board, after considering recommendations from the Governance Committee. The Board may establish other standing or ad hoc committees, as it deems advisable in accordance with the Company’s Bylaws and applicable law.  The Chair of each committee shall be designated by the Board upon consideration of the Governance Committee’s recommendation.  No director may chair more than one standing committee of the Board.

2.
Assignment and Rotation of Committee Members.  In recommending directors to serve on committees, the Governance Committee shall take into account each director’s particular experience, education, knowledge and expertise, skills and personal preferences. The rotation of committee member assignments is considered periodically in an effort to provide fresh perspectives, diversity of experience and expertise while balancing the benefits of continuity and experience gained in service on a particular committee.

3.
Committee Charters.  Each Board committee shall operate pursuant to its own written charter, approved by the Board.  These charters shall set forth the purposes of the various committees, their powers, structure, operations, the qualifications and responsibilities of their members, as well as procedures for reporting to the Board. The charters shall also provide for an annual self-evaluation of the committee’s performance.

4.	Selection of Agenda Items. The Chair of each committee, in consultation with management and the committee members, shall develop the committee’s agenda.

5.
Frequency and Length of Committee Meetings.  The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter.  Special meetings may be called from time to time as determined by the needs of the business and the responsibilities of the committees and in accordance with the Company’s bylaws, the governing documents of such committee and Delaware law.

E.           Access to Officers, Employees and Independent Advisors

1.
Access to Officers and Employees.  Board members shall have reasonable access to the Company’s management, officers, employees, outside counsel and independent auditors to assist it in performing their duties and carrying out their responsibilities.  Board members shall use judgment to keep such contacts from unduly disrupting the business operation of the Company.

2.
Access to Independent Advisors.  The Board and each of its committees have the authority to select, retain and terminate Advisors, as they may consider necessary, without conferring with or obtaining the approval of management, in order to perform their requisite responsibilities. Such retention shall be coordinated by the Chair of the Board (or the Lead Director, if applicable) on behalf of the Board with the assistance of the General Counsel of the Company and the chairs of the respective committees of the Board, on behalf of the committees, as applicable with the assistance the General Counsel of the Company.

F.           Director Compensation

1.
Form and Amount of Compensation.  The form and amount of director compensation shall be reviewed from time to time, and at least annually, by the Governance Committee in accordance with the policies and principles set forth in its charter.  Director compensation shall be approved by the full Board based upon the recommendations of the Governance Committee.  Among the considerations the Governance Committee shall take into account is the possibility that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated. The Governance Committee shall consider each of these matters when determining the form and amount of director compensation.

2.
Corporate Gifts.  Corporate policies on charitable giving, and their supervision, fall within the purview of the Governance Committee. In particular, proposed contributions, or pledges of contributions, by the Company in unusually large amounts, are subject to prior review and approval by the Governance Committee, which is also provided annually with a report from management of the charitable contributions or pledges made by the Company during the fiscal year.

G.           Director Orientation and Continuing Education

1.
Director Orientation.  The Governance Committee shall develop and oversee an educational program for directors, which orients new directors and helps experienced directors to stay current. The orientation program shall include presentations by management to familiarize the directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors and its outside legal advisors.  The orientation program shall also address the Company’s expectations of its directors.

2.
Continuing Education.  Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and address appropriately issues that arise.  Directors are encouraged to attend, at least once per year, a director education program that is focused on current business, regulatory or governance trends that may impact the Company and are relevant to their service on the Board.  Directors are encouraged to provide feedback on these programs to the relevant committee of the Board or the full Board, as appropriate.

H.           CEO Evaluation and Management Succession

The Board considers Company management evaluation and CEO succession planning an important responsibility of the Board.  The Board, in conjunction with its Board committees, shall carry out the following responsibilities:

1.	The Board shall review a succession plan for the Company’s CEO and other senior executives regularly (and at least annually) and approve changes as appropriate.

2.
The Governance Committee, working in consultation with the CEO, shall lead the  review of the Company’s management succession plans and recommend changes if appropriate .  The plans shall include policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO.  The plans shall include issues associated with preparedness for the possibility of an emergency situation involving the CEO and other senior executives.

While the Governance Committee shall lead the reviews, the entire Board has primary responsibility for CEO succession planning and shall develop both long-term and contingency plans for succession of the CEO.

3.
The Chair of the Board (or the Lead Director, if applicable), on behalf of the Board and the Compensation Committee shall lead an annual evaluation of the performance of the CEO together with the Board.  The Compensation Committee shall lead an annual evaluation of the performance of the Company’s senior executives and this evaluation is reported to the full Board in connection with compensation awards and is incorporated in the succession planning.

I.           Annual Performance Evaluation

The Board, led by the Governance Committee, annually evaluates its own performance, and that of its committees. The Governance Committee shall, from time to time as it deems appropriate, use an independent third party service provider to conduct such annual evaluation.  By acting on these findings, the Board can continually improve the quality of its corporate governance.  The Governance Committee conducts the evaluation in accordance with its charter.

J.           Board Interaction with Stockholders, Institutional Investors, the Press and Customers

The Board has determined that the CEO, and his or her designees, and management should speak for the Company when communicating or meeting with various constituencies that are involved with the Company.  Board members will provide the CEO or the Company’s General Counsel any written communications that are submitted to Board members by stockholders and other interested parties or brought to the attention of the Chair of the Board (or the Lead Director, if applicable), and the CEO or the General Counsel will respond if and as appropriate and provide the Board copies or summaries of such communications, if he or she deems appropriate or if requested.

K.           Periodic Review of the Corporate Governance Guidelines

The Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of these Guidelines and recommend any proposed changes to the Board for approval.

Annex A

As specified above in these Corporate Governance Guidelines, a majority of the Board shall comprise directors meeting the independence requirements of The NASDAQ Stock Market (NASDAQ) and the Company standards. The Board, through its Governance Committee (the “Governance Committee”), will make a determination regarding the independence of each director annually based on all relevant facts and circumstances. The Board has adopted the following categorical standards to assist it in making a determination of independence. Although any director who meets NASDAQ independence requirements and the following criteria shall be presumed to be independent (except for purposes of serving as a member of the Audit Committee or the Compensation Committee), the Governance Committee may make an affirmative determination to the contrary based on its review of other factors:

1. A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for property or services if such payments were less than the greater of: (a) 5% of such other entity’s gross consolidated revenues for such fiscal year; and (b) $200,000.

2. A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount less than the greater of: (a) 5% of such other entity’s total consolidated assets at the end of such fiscal year; and (b) $200,000.

3. A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were less than the greater of: (a) 5% of the law firm’s gross revenues for such fiscal year; and (b) $200,000.

4. A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was less than the greater of: (a) 5% of the investment banking firm’s consolidated gross revenues for such fiscal year; and (b) $200,000.